UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 10, 2022

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2155 E. GoDaddy Way	Tempe	Arizona	85284
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement
Credit Agreement Refinancing
On November 10, 2022, Go Daddy Operating Company, LLC and GD Finance Co, LLC (each, a direct or indirect subsidiary of GoDaddy Inc. and together, the “Borrowers”) entered into a Sixth Amendment (the “Sixth Amendment”) in respect of the Second Amended and Restated Credit Agreement dated as of February 15, 2017 (as amended by Amendment No. 1, dated as of November 22, 2017, as further amended by the Joinder and Amendment Agreement dated as of June 4, 2019, as further amended by Amendment No. 3, dated as of October 3, 2019, as further amended by Joinder and Fourth Amendment Agreement, dated as of August 10, 2020, as further amended by the Fifth Amendment Agreement, dated as of March 8, 2021, and as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) by and among the Borrowers, Desert Newco, LLC, the lenders or other financial institutions or entities from time to time party thereto, Barclays Bank PLC, as resigning Administrative Agent and Royal Bank of Canada as the successor Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer. Terms used herein, but not otherwise defined herein are as defined in the Credit Agreement as amended by the Sixth Amendment.

The Sixth Amendment provides for (i) a new $1,770 million tranche of term loans maturing in 2029 (the “Replacement Term Loans”), the proceeds of which were used to refinance all outstanding Tranche B-2 Term Loans, and (ii) a new revolving credit facility of $1,000 million maturing in 2027, which replaced the Borrowers’ existing revolving commitments of $600 million. The amortization rate for the Replacement Term Loans is 1.00% per annum and the first installment shall be payable on or about March 31, 2023. Pursuant to the Sixth Amendment, the initial Applicable Margin is (i) 3.25% for the Replacement Term Loans that are SOFR Loans, (ii) 2.25% for the Replacement Term Loans that are ABR Loans, (iii) 1.50% for such new revolving commitments for loans that are SOFR Loans, and (iv) 0.50% for such new revolving commitments for loans that are ABR Loans.

The Sixth Amendment also amended the Credit Agreement to provide that the Compliance Period relating to the Borrowers’ first lien secured leverage ratio occurs upon the utilization of at least 40% of the revolving facility, as opposed to the previous utilization level of at least 20%.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1
Joinder and Sixth Amendment to the Second Amended and Restated Credit Agreement by and among Desert Newco, LLC, Go Daddy Operating Company, LLC, GD Finance Co, LLC, the lending institutions from time to time party thereto, Barclays Bank PLC and Royal Bank of Canada, effective as of November 10, 2022

99.1	Press release of GoDaddy Inc., dated November 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	November 10, 2022	/s/ Michele Lau
Michele Lau
Chief Legal Officer and Corporate Secretary